UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 2, 2009

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO 80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 2, 2009, we executed a definitive Option Agreement (the “Option”) with Geo Can Resources Company Limited to earn an 80% interest in Geo Can’s Kinyambwiga Gold Project, Prospecting License Number PL4653 (the “Property”). Under the terms of the Option, we will acquire an 80% interest in the Property totaling 30.89 sq km.

     Under the terms of the Option agreement, we must make cash payments and issue restricted common shares to Geo Can (or its assignee) and must complete the establishment of a minimum 100 ton per day commercial producing, high grade gold mine within 15 months of the execution of the Option Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 7th day of April, 2009.

LAKE VICTORIA MINING COMPANY, INC.

BY:   HEIDI KALENUIK
         Heidi Kalenuik
         Secretary, Treasurer, and Director